Exhibit 10.1
AMENDMENT TO THE
SEALED AIR CORPORATION
2014 OMNIBUS INCENTIVE PLAN
THIS INSTRUMENT OF AMENDMENT (the “Instrument”) was adopted by the Board of Directors (the “Board”) of Sealed Air Corporation (the “Company”) on April 3, 2024.
Statement of Purpose
The Company sponsors the Sealed Air Corporation 2014 Omnibus Incentive Plan, as amended and restated effective May 18, 2021 (the “Plan”). Under Section 5.2 of the Plan, the Board is authorized to amend the Plan at any time and from time to time, contingent on approval of the Company’s stockholders to the extent stated by the Board or required by applicable law or exchange listing requirements. On April 3, 2024, the Board, upon recommendation of the People and Compensation Committee of the Board, approved an amendment to the Plan for an increase of 1,150,000 shares to the maximum number of shares that may be issued under the Plan, contingent on approval of the Company’s stockholders at the next annual meeting of stockholders.
NOW, THEREFORE, the Plan is hereby amended as follows, effective as of April 3, 2024, contingent on approval of the Company’s stockholders:
1.The first sentence of Section 4.1 of the Plan is hereby amended to add the following clause (E) (highlighted):
“Subject to adjustment under Section 16, the total number of shares of Common Stock authorized to be awarded under the Plan shall not exceed the sum of (A) 4,250,000, plus (B) the number of shares of Common Stock available for the grant of awards as of the Effective Date under the Predecessor Plans, plus (C) effective upon approval of the Company’s stockholders at the 2018 Annual Meeting of Stockholders, 2,200,000 shares (less any shares of Common Stock for any Awards made on or after March 19, 2018 and before the 2018 Annual Meeting of Stockholders, plus (D) effective upon approval of the Company’s stockholders at the 2021 Annual Meeting of Stockholders, 3,000,000 shares (less any shares of Common Stock for any Awards made on or after March 22, 2021 and before the 2021 Annual Meeting of Stockholders), plus (E) effective upon approval of the Company’s stockholders at the 2024 Annual Meeting of Stockholders, 1,150,000 shares (less any shares of Common Stock for any Awards made on or after March 25, 2024 and before the 2024 Annual Meeting of Stockholders).”
2.Except as expressly or by necessary implication amended hereby, the Plan shall continue in full force and effect.
This amendment of the Plan was approved by the stockholders of the Company on May 23, 2024.